Amendment to
EQT Corporation
1999 Directors’ Deferred Compensation Plan

This Amendment (this “Amendment”) to the EQT Corporation 1999 Directors’ Deferred Compensation Plan (the “Plan”) is approved by the Board this 2nd day of October 2018 (the “Amendment Date”). Capitalized terms used herein and not otherwise defined have the meanings given to such terms in the Plan.

1.Effective Time. This Amendment shall become effective as of the Amendment Date. Except as expressly set forth herein, the Plan shall remain in full force and effect in accordance with its terms.

2.Phantom Stock Award. Section 4.1 of the Plan is hereby amended and restated in its entirety as follows:

(a)    As of May 26, 1999, the Phantom Stock Account of a Participant eligible for an award of Phantom Stock pursuant to Section 3.1(i) of the Plan was credited with an award of Phantom Stock in the number of shares specified in Exhibit A to the Plan. ~~The Company shall contribute shares of Company common stock to the Irrevocable Trust in an amount equal to the aggregate number of shares of Phantom Stock credited to all Phantom Stock Accounts under the Plan from such awards. Any such contributions to an Irrevocable Trust and related investments shall be solely to assist the Company in satisfying its obligations under this Plan, and no Participant shall have any right, title or interest whatsoever in any such contributions or investments.~~

(b)    As of the date of any Phantom Stock award pursuant to the terms of the NEDSIP prior to the Freeze Date, the Phantom Stock Account of a Participant receiving such award was credited with the number of Phantom Stock units as specified in such award. Separate subaccounts shall be maintained to accommodate different forms and media of payment applicable to specific Phantom Stock Agreements. ~~Except as provided in Section 10.1 of the Plan, the Company shall not be required to contribute any shares or other property to an Irrevocable Trust for such awards.~~

3.Investment Direction. Section 5.3 of the Plan is hereby amended and restated in its entirety as follows:

A Participant could direct that amounts originally deferred pursuant to his or her Enrollment Form prior to the Freeze Date (and/or, as the context so requires, amounts deferred under the Prior Plan which were transferred to this Plan in accordance with an election made pursuant to Section 5.2) be deemed to be invested in one or more of the Investment Options (a “New Money Election”) and credited with shares or units in each such Investment Option in the same manner as equivalent contributions would be invested under the same investment options available under the EQT 401(k) Plan. Except as otherwise provided below, a Participant may direct that amounts previously credited to his or her Deferral Account and/or Transferred Amounts Account be transferred between and among the then available Investment Options (a “Reallocation Election”). Reallocation Elections may ~~not~~ direct that amounts previously credited to a Participant’s Company Stock Fund be transferred out of such Fund and into another Investment Option or that amounts previously credited to another Investment Option be transferred out of such~~. Reallocation Elections from~~ other Investment Option~~s~~ and into the Company Stock Fund ~~are permitted~~.
Except as otherwise provided with respect to the Company common stock, regardless of whether the investment direction is a New Money Election or a Reallocation Election, a Participant’s Deferral Account and/or Transferred Amounts Account shall only be deemed to be invested in Investment Options for purposes of crediting investment gain or loss under Section 5.5 of the Plan, and the Company shall not be required to actually invest, on behalf of any Participant, in any Investment Option. The Company may, but shall not be required to, make contributions to an Irrevocable Trust in an amount equal to the amounts deferred by Participants ~~and actually invest such contributions in the Investment Options elected by a particular Participant; provided, however, that the Company shall contribute shares of Company common stock to the Irrevocable Trust in an amount equal to the aggregate number of shares of Company common stock represented by the Participant investment directions to the Company Stock Fund~~. Any such contributions by the Company to an Irrevocable Trust and related investments shall be solely to assist the Company in satisfying its obligations under this Plan, and no Participant shall have any right, title or interest whatsoever in any such contributions or investments.
Participant investment elections with respect to Deferral Accounts and/or Transferred Amounts Accounts shall be made by written notice to the Committee in accordance with procedures established by the Committee; provided, however, that investment directions to an Investment Option must be in multiples of whole percentage points (1%). Any such investment election shall be effective no later than three business days following the date on which the written notice is received and shall remain in effect until changed by the Participant. In the event that a Participant fails to direct the investment of his or her account, the Committee shall direct such Participant’s Deferral Account and/or Transferred Amounts Account to an Investment Option that corresponds with the investment option under the EQT 401(k) Plan that is then designated by the Company’s Benefits Investment Committee (the “BIC”) as the default investment option under the EQT 401(k) Plan.

4.Investment Options and Changes to Investment Options. Section 5.4 of the Plan is hereby amended and restated in its entirety as follows:

Except as otherwise determined in the sole discretion of the BIC, the Investment Options under the Plan shall be the same investment options available under the 401(k) Plan from time to time. Any change to any investment options available under the 401(k) Plan as determined in the sole discretion of the BIC shall, unless otherwise determined by the BIC, be a change to the Investment Options available under the Plan. No such action shall require an amendment to the Plan. Prior to the change or elimination of any Investment Option under the Plan, the Committee shall provide written notice to each Participant with respect to whom a Deferral Account and/or Transferred Amounts Account is maintained under the Plan, and any Participant who has directed any part of his or her Deferral Account and/or Transferred Amounts Account to such Investment Option shall be permitted to redirect such portion of his or her Deferral Account and/or Transferred Amounts Account to another Investment Option offered under the Plan~~, except that Reallocation Elections may not direct that amounts invested in the Company Stock Fund be transferred out of such Fund and into another Investment Option~~.
5.In‑Service Distribution of Deferral Account and/or Transferred Amounts Account. Section 6.3 of the Plan is hereby amended and restated in its entirety as follows:

A Participant was permitted to make an irrevocable election to receive a distribution of all or a specified dollar amount of his or her Deferral Account and/or Transferred Amounts Account on a date certain in the future prior to the termination of his or her membership on the Board (an “In‑Service Distribution”); provided that such In-Service Distribution was subject to any income tax withholding required under applicable law. Such election was required to be made in writing at the time the Participant first elected to participate in this Plan by filing an Enrollment Form with the Committee.
For purposes of reducing a Participant’s Deferral Account and/or Transferred Amounts Account and adjusting the balances in the various Investment Options in which such reduced Deferral Account and/or Transferred Amounts Account were deemed to be invested to reflect such In-Service Distribution, amounts represented by such In-Service Distribution were deemed to have been withdrawn ~~first~~, on a pro rata basis, from each of the Investment Options in which ~~that portion of~~ his or her Deferral Account and/or Transferred Amounts Account is deemed to be invested ~~in Investment Options other than the Company Stock Fund (the “Non Stock Investments”) and, second, to the extent the In-Service Distribution was not fully satisfied by a deemed withdrawal of the Non Stock Investments, from the portion deemed to be invested in the Company Stock Fund~~.
Any such In-Service Distribution was required to be made in one lump sum cash payment. Notwithstanding the preceding sentence, to the extent the Participant had directed that any portion of his or her Deferral Account and/or Transferred Amounts Account be invested in the Company Stock Fund, the Company was required to distribute such portion in such number of shares of Company common stock as would have been represented by an equal amount invested in the 401(k) Stock Fund
6.Funding. Section 10.1 of the Plan is hereby amended and restated in its entirety as follows:

The Company’s obligation to pay benefits under the Plan shall be merely an unfunded and unsecured promise of the Company to pay money in the future. ~~Except as otherwise provided in Sections 4.1(a) and 5.3, p~~ Prior to the occurrence of a Change in Control, the Company, in its sole discretion, may make contributions to an Irrevocable Trust to assist the Company in satisfying all or any portion of its obligations under the Plan. Regardless of whether the Company contributes to an Irrevocable Trust, Participants, their Beneficiaries, and their respective heirs, successors and assigns, shall have no secured interest or right, title or claim in any property or assets of the Company.
Notwithstanding the foregoing, upon the occurrence of a Change in Control, the Company shall make a contribution to an Irrevocable Trust in an amount which, when added to the then value of any amounts previously contributed to an Irrevocable Trust to assist the Company in satisfying all or any portion of its obligations under the Plan, shall be sufficient to bring the total value of assets held in the Irrevocable Trust to an amount not less than the total value of all Participants’ Accounts under the Plan as of the Valuation Date immediately preceding the Change in Control; provided that any such funds contributed to an Irrevocable Trust pursuant to this Section 10.1 shall remain subject to the claims of the Company’s general creditors and provided, further, that such contribution shall reflect any Conversion Event described in Section 4.3 of the Plan. Upon the occurrence of the Change in Control of the Company, any adjustments required by Section 4.3 of the Plan shall be made, and the Company shall provide to the trustee of the Irrevocable Trust all Plan records and other information necessary for the trustee to make payments to Participants under the Plan in accordance with the terms of the Plan.